EXHIBIT 10.33
Elizabeth Arden, Inc. 2400 S.W. 145th Avenue Miramar, Florida 33027

Re: [_______________] Award of Service-Based Restricted Stock Units

Dear Director Name::

Elizabeth Arden, Inc. (the "Company") is pleased to make the following award to you as described below:

1.

Pursuant to the provisions of the Elizabeth Arden, Inc. 2014 Non-Employee Director Stock Award Plan, as the same may be amended, modified and supplemented (the "Plan"), the Company hereby grants to you as of [________] (the "Award Date"), subject to the terms and conditions of the Plan and those terms and conditions set forth herein, an award of [_______] restricted stock units (the "RSUs"). Each RSU awarded to you hereunder represents the right to receive one share of the Company's common stock, par value $.01 per share (each a "Share"), upon the vesting thereof and subject to the terms and conditions set forth in this agreement (the "Agreement").

2.

RSU Account. RSUs granted to you shall be credited to a notional account (the "Account") established and maintained for you by the Company. Your Account shall be the record of RSUs granted to you hereunder, is solely for accounting purposes and shall not require a segregation of any Company assets.

3.	Vesting Terms and Conditions. It is understood and agreed that the award evidenced by this agreement (the "Agreement") is subject to the following terms and conditions:

	(a)	Subject to the provisions of the Plan, the RSUs granted to you hereby will vest and become payable on [________] if you have continued to serve as a Director until that date.

	(b)	Subject to Section 3(c) hereof,

(i)

if your directorship terminates for any reason other than death, permanent and total disability (as defined in Section 22(e)(3) of the Code) or retirement from Board service in good standing after age 70, all RSUs which have not vested as provided for in Section 3(a) will be forfeited, and all your rights, or the rights of your heirs in and to such RSUs, and any Shares underlying such RSUs will terminate, unless the Committee determines otherwise in its sole and absolute discretion;

(ii)

upon your death or permanent and total disability (as defined in Section 22(e)(3) of the Code) prior to age 70, the RSUs will vest with respect to a number of RSUs equal to the product of (x) a fraction, the numerator of which is the number of completed months elapsed from [________] to the date of death or total disability, as the case may be, and the denominator of which is thirty six (36) and (y) the aggregate number of RSUs granted hereby. As to any RSUs then remaining, all such RSUs shall be forfeited to the Company; and

(iii) if your directorship terminates by reason of your death, permanent and total disability or retirement from Board service in good standing after age 70, the RSUs shall immediately vest in full.

	(c)	Notwithstanding the foregoing provisions of this Section 3, if there is a Change in Control (as defined in the Plan) of the Company, all RSUs shall vest in accordance with the provisions of the Plan.

(d)

Subject to the provisions of Sections 4 and 5 hereof, upon the vesting of RSUs in accordance with the terms and conditions of this Agreement, you shall become entitled to receive a stock certificate evidencing the number of Shares corresponding to the number of RSUs that have vested, or to have such corresponding number of Shares delivered electronically to your broker. Payment of Shares issuable upon the vesting of any RSUs shall be made as soon as practicable after the RSUs have vested, but in no event later than March 15th of the calendar year after the year in which the RSUs vest.

4.	No Rights of Stock Ownership. This award of RSUs does not entitle you to any interest in or to any voting or other rights normally attributable to Share ownership.

5.

Compliance with Securities Laws and Listing Requirements. The issuance or delivery of any Shares upon the vesting of RSUs granted hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any applicable national securities exchange, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to deliver any such Shares to you if delivery thereof would constitute a violation of any provision of any law or of any regulation of any applicable governmental authority or any applicable national securities exchange.

6.

Administration by Committee. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on you.

7.

No Restriction on Rights of Company. Nothing in the Plan or this Agreement will restrict or limit in any way the right of the Board of Directors of the Company to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

8.

Power of Attorney. You hereby irrevocably appoint the Company and each of its officers, employees and agents as your true and lawful attorneys with power to take such other action as the Committee deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. You agree to execute such other documents as may be reasonably requested from time to time by the Committee to effectuate the terms of this Agreement.

9.	Discretionary Nature and Acceptance of Award.

(a)

The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Committee at any time, unless otherwise provided in the Plan and this Agreement.

(b)

The award of RSUs is voluntary and occasional, and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded repeatedly in the past.

	(c)	All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.

	(d)	Your participation in the Plan is voluntary.

	(e)	The future value of the underlying Shares is unknown and cannot be predicted with certainty.

(f)

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares.

10.

Entire Agreement; Governing Law; Conflicts.  This Agreement, which constitutes the entire agreement of the parties with respect to the RSUs, is subject to all of the terms and conditions of the Plan (a copy of which is available upon your request), and shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to principles of conflicts of law. For purposes of litigating any dispute that arises under or with respect to this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Florida, and agree that any such litigation will be conducted in courts of Miami-Dade County, Florida or the federal courts for the Southern District of Florida. In the event of any conflict between this Agreement, the Plan or the Award Notification, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

11.

Nonassignability. This Agreement, and the award made pursuant hereto, may not be assigned, pledged, or transferred, except, if you die, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions do not apply to transfers under a court order, including, but not limited to, any domestic relations order.

12.

Failure to Enforce Not a Waiver. The Company's failure to enforce at any time any provision of this Agreement does not constitute a waiver of that provision or of any other provision of this Agreement.

13.	Partial Invalidity. The invalidity or illegality of any provision of this Agreement will be deemed not to affect the validity of any other provision.

14.

Section 409A Compliance. This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations, rulings, or guidance provided thereunder. The Company reserves the unilateral right to amend this Agreement upon written notice to you to prevent taxation under Code section 409A.